EXHIBIT 99.1

                             Triarc Companies, Inc.
                                 280 Park Avenue
                               New York, NY 10017

                                                         For Immediate Release
CONTACT: Anne A. Tarbell
         (212) 451-3030
         www.triarc.com

        HOLDERS OF TRIARC'S 5% CONVERTIBLE NOTES ARE ENTITLED TO CONVERT
                        DURING 2007 FIRST FISCAL QUARTER


New York, NY, January 18, 2007 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) today announced that the trustee under the Indenture (the "Indenture") governing Triarc's 5% Convertible Notes due 2023 (the "Notes") has determined that holders of the Notes are entitled to convert their Notes during the current fiscal quarter which ends April 1, 2007 because the combined closing sale price of one share of Triarc's Class A Common Stock and two shares of Triarc's Class B Common Stock, Series 1, exceeded 120% of the current conversion price of $40 for at least 20 trading days in the 30-trading day period ending on December 29, 2006, the last trading day of the fiscal quarter that ended on December 31, 2006. At the current conversion price, each $1,000 principal amount of Notes is convertible into 25 shares of Triarc's Class A Common Stock, subject to Triarc's right to elect to pay the holder cash in lieu of delivery of all or any portion of these shares of Class A Common Stock and, upon conversion of each $1,000 principal amount of Notes, the holder is also entitled to receive 50 shares of Triarc's Class B Common Stock, Series 1. As of January 18, 2007, $2.1 million principal amount of Notes are outstanding.

     Holders of Notes that wish to exercise their conversion rights with respect to the Notes should contact Wilmington Trust Company, the conversion agent for the Notes, at the following address: Corporate Trust Office, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1600, Attention: Corporate Trust Administration. Telephone: (302) 636-6410. Facsimile: (302) 636-4145.


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Triarc is a holding company and, through its subsidiaries, the franchisor of the
Arby's(R)   restaurant  system,   which  is  comprised  of  approximately  3,500
restaurants. Of these restaurants, more than 1,000 are owned and operated by subsidiaries of Triarc. Triarc also owns an approximate 64% capital interest, a profits interest of at least 52% and approximately 94% of the voting interests, in Deerfield & Company LLC, a Chicago-based alternative asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors with approximately $14.1 billion under management as of October 1, 2006.

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                                 Note to Follow


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                              NOTE TO PRESS RELEASE
The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to risks and uncertainties affecting the Company referred to in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (see especially "Item 1. Business--Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in its other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.